Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ACRI CAPITAL ACQUISITION CORPORATION”, FILED IN THIS OFFICE ON THE NINTH DAY OF FEBRUARY, A.D. 2023, AT 3:27 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6529020 8100	Authentication: 202684445
SR# 20230451425	Date: 02-09-23
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:27 PM 02/09/2023
FILED 03:27 PM 02/09/2023
SR 20230451425 - File Number 6529020

AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACRI CAPITAL ACQUISITION CORPoration

February 9, 2023

Acri Capital Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The name of the Corporation is “Acri Capital Acquisition Corporation”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 7, 2022 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on June 7, 2022.

2.	This Amendment to the Amended and Restated Certificate of Incorporation (the “First Amendment”) amends the Amended and Restated Certificate.

3.	This First Amendment, which both restates and amends the provisions of the First Amended and Restated Certificate, was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

4.	This First Amendment shall become effective on the date of filing with the Secretary of State of the State of Delaware.

5.	The text of Section 9.1(c) is hereby amended and restated to read in full as follows:

Section 9.1(c) In the event that the Corporation has not consummated an initial Business Combination within 9 months from the closing of the Offering, the Sponsor may request that the Board extend the period of time to consummate an initial Business Combination by an additional one month each time for up to six nine (9) times (each such extension, an “Extension”), for a total of 18 months to consummate an initial Business Combination; provided, that for each Extension: (i) the Sponsor or its affiliates or designees has deposited into the Trust Account an amount equal to 0.625% of the gross proceeds of the Offering, representing $0.0625 for each Offering Share, in exchange for a non-interest bearing, unsecured promissory note; and (ii) there has been compliance with any applicable procedures relating to the Extension in the trust agreement and in the letter agreement, both of which are described in the Registration Statement. If the Sponsor requests an Extension, then the following applies: (iii) the gross proceeds from the issuance of such promissory note referred to in (i) above will be added to the offering proceeds in the Trust Account and shall be used to fund the redemption of the Offering Shares in accordance with this Article IX; (iv) if the Corporation completes its initial Business Combination, it will, at the option of the Sponsor, repay the amount loaned under the promissory note out of the proceeds of the Trust Account released to it or issue securities of the Corporation in lieu of repayment in accordance with the terms of the promissory note; and (v) if the Corporation does not complete a Business Combination by the Deadline Date, the Corporation will not repay the amount loaned under the promissory note until 100% of the Offering Shares have been redeemed and only in connection with the liquidation of the Corporation to the extent funds are available outside of the Trust Account.

IN WITNESS WHEREOF, Acri Capital Acquisition Corporation has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

Acri Capital Acquisition Corporation

By:	/s/ “Joy” Yi Hua
	Name:	“Joy” Yi Hua
	Title:	Chairwoman of the Board of Directors

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